EXHIBIT 4.14


                            DATED 23 AUGUST 1999


                  (1) LOMBARD NATWEST DISCOUNTING LIMITED
                               (as financier)


                     (2) NATIONAL WESTMINSTER BANK PLC
                            (as security agent)


                (3) MANUFACTURERS AND TRADERS TRUST COMPANY
                              (as beneficiary)


                     (4) NATIONAL WESTMINSTER BANK PLC
                                (as lender)


                      (5) NIAGARA LASALLE (UK) LIMITED
                               (as borrower)

                          (6) NIAGARA CORPORATION



                            --------------------
                              DEED OF PRIORITY
                            --------------------




Ref : PAJ/RHH - 077506.010001

Eversheds
115 Colmore Row
Birmingham
B3 3AL

Bircorp 187756-4


THIS DEED is made the   23rd  day of      August            1999

BETWEEN

(1) LOMBARD NATWEST DISCOUNTING LIMITED (Company Number 943038) whose registered office is at Smith House, P O Box 50, Elmwood Avenue, Feltham, Middlesex, TW13 7QD (the "Financier")

(2) NATIONAL WESTMINSTER BANK PLC (Company Number 929027) acting through its Agency Group at 5th Floor, Juno Court, 24 Prescott Street, London E1 8BB as security agent for the Beneficiary (the "Agent")

(3) MANUFACTURERS AND TRADERS TRUST COMPANY a New York banking corporation whose principal place of business is at One Fountain Plaza, Buffalo, New York 14203-1495, United States of America (the "Beneficiary")

(4) NATIONAL WESTMINSTER BANK PLC (Company Number 929027) acting through its branch at P O Box 4641, 103 Colmore Row, Birmingham, B3 3NR (the "Lender")

(5) NIAGARA LASALLE (UK) LIMITED (Company Number 3725308) whose registered office is at Victoria Street Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Company")

(6) NIAGARA CORPORATION a Delaware corporation whose principal place of business is at 667 Madison Avenue, New York, New York 10021, United States of America ("Niagara")

AND WITNESSES as follows:-

1.    Definitions and Interpretation
      ------------------------------

      1.1 Words and phrases defined or referred to in the Financier's Security (as defined below) shall have the same meanings, unless the context otherwise requires, where used in this deed.

      1.2 In this deed, except where the context otherwise requires, the following expressions have the meanings set out against each of them:-


            "Agent's Security"          the debenture dated 21 May 1999
                                        given by the Company to the Agent (as
                                        security agent for the Beneficiary);
            "Agreement"                 the invoice discounting agreement
                                        dated 23 August 1999 for the purchase
                                        of Receivables between the Financier
                                        and the Company and any extension or,
                                        amendments to such agreement;
            "Beneficiary Discharge      the date upon which all the
                 Date"                  liabilities outstanding to the
                                        Beneficiary (as agent) under
                                        the US Financing Agreements have been
                                        irrevocably and unconditionally
                                        satisfied in full by the borrowers
                                        thereunder;
            "Discounting Documents"     has the same meaning as in the
                                        Agreement;
            "Financier Discharge Date"  the date upon which all the
                                        liabilities outstanding to the
                                        Financier under the Agreement and/or
                                        the Financier's Security have been
                                        irrevocably and unconditionally
                                        discharged or satisfied in full by the
                                        Company;
            "Financier's Security"      the debenture dated 23 August 1999
                                        given by the Company to the Financier;
            "Inter Bank Agreement"      the agreement dated 21 May 1999
                                        made between (1) the Lender, (2) the
                                        Beneficiary and (3) the Company
                                        relating to the Lender's lending
                                        relationship with the Company and
                                        certain letters of credit issued by the
                                        Beneficiary to the Lender to secure
                                        such lending;
            "Non-Vesting Receivables"   all or any Receivables or their
                                        related rights purchased or purported
                                        to be purchased by the Financier
                                        pursuant to the Agreement which fail to
                                        vest absolutely and effectively in the
                                        Financier for any reason;
            "NWB Lending Documents"     has the same meaning as in the
                                        Agreement but subject to the variations
                                        expressly set out in this Deed;
            "Receivables"               has the same meaning as in the
                                        Agreement;
            "Receiver"                  includes a receiver or a manager
                                        or a receiver and manager or an
                                        administrative receiver as defined in
                                        Section 29(2) of the Insolvency Act
                                        1986 or a receiver of part only of the
                                        property of the Company or a receiver
                                        only of the income arising from
                                        any part of the Company's property;
            "Securities"                the Agent's Security and the
                                        Financier's Security and "Security"
                                        means either of them;
            "Security Holders"          the Agent (as security agent for
                                        the Beneficiary) and the Financier and
                                        "Security Holder" means either of them;
            "US Financing Agreements"   has the same meaning as in the
                                        Inter Bank Agreement; and
            "US Lockbox Account"        has the same meaning as in the
                                        Agreement.

      1.3   In this deed, unless the context otherwise requires:-

            (a) references to any of the parties shall be construed so as to include their respective successors and permitted assignees;

            (b) references to a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open in London for the transaction of business in the lawful currency of the United Kingdom;

            (c) references to a "clause" or to a "schedule" are references to a clause of or a schedule to this deed;

            (d) references to this deed shall be to this deed as amended, varied, supplemented or novated from time to time;

            (e) references to any statute, law, decree or regulations shall be treated as references to such statute, law, decree or regulations as re-enacted, amended, extended or replaced from time to time; and

            (f) headings are inserted for ease of reference only and shall be ignored in the construction of this deed.

      1.4 If there shall be any conflict or inconsistency between any provision of this deed and any provision contained within a Security, the provisions of this deed shall prevail.

2.    Consents
      --------

      2.1 Each of the Security Holders consents to the creation and continuation of each Security. The Agent and the Beneficiary each consent to the Agreement, the Financier's Security and the sale and assignment by the Company to the Financier of the Purchased Receivables (as such term is defined in the Agreement). The Financier consents to the existence of the NWB Lending Documents.

      2.2 The Agent and the Beneficiary hereby irrevocably and unconditionally agree to release the Purchased Receivables (as such term is defined in the Agreement) and the US Lockbox Account (and any monies standing to the credit thereof) from the terms of the Agent's Security. In consequence of the foregoing the Agent and the Beneficiary each undertake to the Financier that it does not have the benefit of (and will not in the future take or demand that the Company will create in its favour) any Security Interest (as such term is defined in the Agreement) or liens or rights of set-off, combination in respect of, or over the US Lockbox Account to secure any indebtedness owed to it by the Company or Niagara and will not exercise any lien, rights of set off or combination in respect of any monies standing to the credit of the US Lockbox Account in respect of any indebtedness (actual or contingent) owed to the Beneficiary by the Company or Niagara or any Subsidiary of Niagara.

      2.3 Insofar as any consent or waiver is required from the Lender, the Agent and/or the Beneficiary under the terms of the NWB Lending Documents to the terms of the Discounting Documents, the Lender, the Agent and/or the Beneficiary consents to such matters and the transactions contemplated thereby. The Company and the Lender acknowledge that the variations to the NWB Lending Documents, set out in the Schedule to this deed, shall take effect from the point in time that the Financier first provides funds to the Company under the terms of the Agreement.

      2.4 Insofar as any consent or waiver is required from the Financier under the terms of the Discounting Documents to the terms of the NWB Lending Documents, the Financier consents to such matters and the transactions contemplated thereby.

      2.5 To the extent that the Company disposes or purports to dispose of assets with "full title guarantee" or grants or purports to grant first ranking security over any assets under the provisions of any of the NWB Lending Documents (as at the date of this deed) or under the Discounting Documents (as at the date of this deed), the Agent, the Beneficiary, the Lender and the Financier each acknowledge that such provisions will operate subject to the provisions of this deed (and in particular Clause 3.1).

      2.6 The Agent and the Beneficiary acknowledge and consent to the Financier's prior right to serve notice of assignment of the Purchased Receivables or any Non-Vesting Receivables or Other Receivables on the relevant debtors. The Agent and the Beneficiary undertake that they will not serve notice of assignment on any debtors of the Company under the terms of the Agent's Security without first notifying the Financier of their intention to do so and giving the Financier 10 Business Days to serve formal notices of assignment on such debtors under the Discounting Documents.

3.    Priorities
      ----------

      3.1 As between themselves the charges created by the Securities shall rank in the following order of priority, namely:

            3.1.1 as to any Receivables (including Non Vesting Receivables)
                  of the Company other than Purchased Receivables, the Financier's Security shall rank in priority to the Agent's Security without limit; and

            3.1.2 subject to clause 3.1.1 above the Agent's Security shall rank in priority to the Financier's Security without limit.

      3.2 The proceeds of any insurance claim charged under the Securities after the Enforcement Date shall (to the extent not already applied towards making good the loss or damage in respect of which such moneys were received) be applied in the order of priority set out in clause 3.1 above, depending upon the category of asset of the Company the subject of the claim.

      3.3 The amount of any Receiver's remuneration and all outgoings, costs, charges, expenses, liabilities and payments ranking by statute for payment in priority to the amount secured by the Securities shall be deducted from all receipts and recoveries under the relevant Security prior to their application towards the discharge or satisfaction of the amounts secured by the Securities.

      3.4 Any amount owing, or which shall become due by the Financier to the Company pursuant to the Agreement shall be and remain subject to any security in the Agent's favour over the book debts of the Company. However any such security shall always be subject to all or any rights of set-off or combination of accounts that the Financier may have against the Company, whether arising before or after the Financier's receipt of notice of any security in the Agent's favour.

      3.5 Niagara hereby undertakes to each of the Lender, the Agent, the Beneficiary, the Financier and the Company that any monies paid to Niagara by the Company in breach of clauses 3, 4, 5, 6.3, 6.4, 6.5, 6.6, 6.7 and 6.9 contained in the Intercreditor Agreement dated 21 May 1999 made between (1) the Lender, (2) Niagara and (3) the Company and the Intercreditor Agreement dated 23 August 1999 made between (1) the Financier, (2) Niagara and (3) the Company, shall be repaid to the Company forthwith upon receipt and pending such repayment, will be held on trust for the Company.

4.    Continuing Security
      -------------------

      The Securities shall be continuing securities for repayment to the Beneficiary and the Financier of the money and liabilities thereby secured and the priority arrangements herein contained shall not be affected by any fluctuations in the amount from time to time due owing or incurred by the Company on any account to either of the Beneficiary or the Financier or by the existence at any time of a credit or nil balance on any such account of the Company with the Beneficiary or the Financier.

5.    Subordination and Enforcement of Security
      -----------------------------------------

      5.1 The Beneficiary undertakes to the Financier that, until the Financier Discharge Date, it will not make demand for payment or take any steps to enforce the terms of any guarantee given by the Company to the Beneficiary to guarantee the indebtedness of any Subsidiaries (as such term is defined in the Agreement) of Niagara under the US Financing Agreements. Prior to the Financier Discharge Date, the Beneficiary also undertakes to the Financier that it will not take the benefit of any Security Interest to secure the obligations of the Company under any guarantee referred to in this clause 5.1.

      5.2 The Financier undertakes to the Beneficiary that, until the Beneficiary Discharge Date , it will not make demand for payment or take any steps to enforce the terms of any guarantee given by Niagara to the Financier to guarantee the indebtedness of the Company under the Discounting Documents (as such term is defined in the Agreement). Prior to the Beneficiary Discharge Date, the Financier also undertakes to the Beneficiary that it will not take the benefit of any Security Interest to secure the obligations of Niagara under any guarantee referred to in this clause 5.2.

      5.3 The Security Holders shall consult and co-operate with each other to the intent (but without any requirement) that:

            5.3.1 the Securities shall so far as practicable be enforced by the same method and at the same time;

            5.3.2 in the case of an appointment of a Receiver or Receivers by a Security Holder under its Security the same person(s) shall be appointed Receiver(s) by the other Security Holder (if that other Security Holder shall also make such an appointment).

      5.4 The provisions of clause 5.3 shall not prevent any Security Holder from appointing a Receiver under its Security or from the exercise or enforcement of its Security without any consultation if it considers it expedient to do so.

      5.5 If any Security Holder shall appoint a Receiver under its Security or shall otherwise enforce or exercise its Security it shall promptly give written notice thereof to the other Security Holder.

6.    Information
      -----------

      6.1 Whilst this deed subsists each Security Holder, the Lender and the Beneficiary shall be at liberty from time to time to disclose to the other information concerning the Company, Niagara or any Subsidiary of either of them and their affairs in such manner and to such extent as the disclosing Security Holder or the Lender or Beneficiary (as the case may be) may decide.

      6.2 The Security Holders, the Lender and the Beneficiary each acknowledge the right of the others to the production and delivery of copies of the documents comprising or referred to in the Securities.

7.    Compliance with Covenants
      -------------------------

      7.1 The Company shall observe and perform all the covenants in the Financier's Security in respect of the Non-Vesting Receivables and other Receivables and the proceeds, if any, of the same. Such observance and performance shall be treated as compliance with the covenants in the Agent's Security in respect of the Non-Vesting Receivables and other Receivables and their proceeds.

      7.2 Insofar as the Company has complied with the obligations contained in the Agent's Security as regards the deposit, custody or control of any documentation relating to assets which are the subject of security under the Agent's Security (or such obligations have been waived by the Agent), the Company shall be deemed to have complied with all similar obligations contained in the Financier's Security.

8.    Termination
      -----------

      The provisions of this deed relating to the creation and priority of the Securities (specifically including the provisions of clause 3), the release of Purchased Receivables from the Agent's Security (clause 2.2), the treatment of inconsistencies concerning the Company's obligations thereunder (specifically including the provisions of clauses 2.5, 7.1 and 7.2) and all such other provisions of this deed specifically relating or incidental to the parties' undertakings with respect to the Securities, shall cease to have further effect on the date one or more of the Securities shall have been fully discharged (the "Securities Discharge Date"). The provisions of this deed relating to the Financier's and the Beneficiary's subordination of the guarantees under the Discounting Documents and the US Financing Agreements provided by Niagara (specifically including clauses 5.1, 5.2, 9.3 and 9.4), and all such other provisions of this deed specifically relating or incidental to the parties' undertakings with respect to the guarantees described in clauses 5.1 and 5.2, shall cease to have further effect on the date one or more of such guarantees shall have been terminated in accordance with its (or their) terms or released by the Financier or the Beneficiary (as the case may be) (the "Guarantees Discharge Date"). This deed shall terminate and shall cease to have further effect on the later of the Securities Discharge Date or the Guarantees Discharge Date.

9.    The Company's and Niagara's Acknowledgement
      -------------------------------------------

      9.1 The Company and Niagara each acknowledge the priorities recorded in this deed and consent to the rest of the terms of this deed.

      9.2 The Company and Niagara jointly and severally agree and undertake with each Security Holder, the Lender and the Beneficiary that each of them will not do or omit to do anything that would lead to a breach of any of the provisions of this Deed.

      9.3 Until the Financier Discharge Date, the Company undertakes with the Financier that its obligations to pay the Beneficiary any monies under the guarantee referred to in clause 5.1 above shall be subordinate to, and shall be conditional upon, the repayment and payment in full to the Financier of all amounts outstanding due or owing to the Financier pursuant to, under or in connection with the Agreement. Until the Financier Discharge Date, the Company undertakes to the Financier that it will not grant any Security Interest in favour of the Beneficiary to secure its obligations under the guarantee referred to in clause 5.1 above.

      9.4 Until the Beneficiary Discharge Date, Niagara undertakes with the Beneficiary that its obligations to pay the Financier any monies under the guarantee referred to in clause 5.2 above shall be subordinated to, and shall be conditional upon, the repayment and payment in full to the Beneficiary of all amounts outstanding due or owing to the Beneficiary pursuant to, or in connection with, the US Financing Agreements. Until the Beneficiary Discharge Date, Niagara undertakes to the Beneficiary that it will not grant any Security Interest in favour of the Financier to secure its obligations under the guarantee referred to in clause 5.2 above.

      9.5 In addition to their obligations under clauses 9.1 and 9.2, it is recorded that each of the Company and Niagara are entering into this deed for the purpose of giving the agreements and undertakings contained in clauses 9.3 and 9.4 hereof, but provided that, other than the right to enforce the provisions of clauses 2.1, 2.2, 2.3, 2.4, 2.5, 7.1, 7.2 and/or 21 against the Agent, the Beneficiary, the Lender and/or the Financier, as applicable, neither the Company nor Niagara shall obtain any rights against any of the Lender, the Agent, the Beneficiary or the Financier by virtue of it being a party to this Agreement.

10.   The Entire Agreement
      --------------------

      This deed forms the entire agreement between the parties relating to the priority of their respective Securities and the application of the proceeds thereof and supersedes all earlier meetings, discussions, negotiations, correspondence, faxes, telexes, letters, transactions, communications, understandings and arrangements of any kind so relating.

11.   Release of Assets
      -----------------

      Any release of any assets the subject of the Securities granted by the Security Holder having priority under clause 3.1 above in respect of such asset (or class of assets) of the Company will be deemed to have been given by the other Security Holder on the same terms and conditions.

12.   Forbearance, Failures and Waivers
      ---------------------------------

      12.1 No forbearance or failure by any party to exercise or assert or claim any rights or entitlement hereunder shall be construed (in the absence of a written agreement to a waiver or a written confirmation of a past waiver) as a waiver of that right or entitlement.

      12.2 No waiver of any breach of any term of this deed shall (unless expressly agreed in writing by the waiving party) be construed as a waiver of a future breach of the same term or as authorising a continuation of a particular breach.

13.   Variations
      ----------

      Save as otherwise provided herein, any variation of this deed shall be binding only if it is recorded in a document signed by or on behalf of each party to this deed.

14.   Severability
      ------------

      The provisions of this deed shall be severable and distinct from each other. If at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of each of the remaining provisions of this deed shall not in any way be affected, prejudiced or impaired thereby.

15.   Facilities
      ----------

      Nothing contained in this deed shall bind the Lender, the Agent, the Beneficiary or the Financier to make any advance or prepayment or to grant any credit or other facilities to the Company or restrict the Lender or the Financier from varying the terms of their respective facilities (including but without limitation, the amounts owed to them) without reference to the other.

16.   Time and Indulgence
      -------------------

      The Agent and the Financier shall each be entitled to grant time or indulgence or to release or compound with the Company or otherwise deal with its Security without reference to each other except to the extent regulated by this deed.

17.   Counterparts
      ------------

      This deed may be executed in any number of documents or counterparts each in the like form, all of which when taken together shall constitute one and the same document.

18.   Continuing Effect
      -----------------

      The priorities set forth above shall apply even though a liquidator or Receiver or an administrator shall be appointed under the Insolvency Act 1986 in relation to the Company.

19.   Inter Bank Agreement
      --------------------

      Save as set out expressly in the Schedule to this this deed nothing in this deed shall vary or affect in any way any of the terms of the Inter Bank Agreement which shall, as between the parties to that agreement, continue in full force and effect.

20.   Notices
      -------

      20.1 Every notice made under this deed shall be given in writing and shall be sent:

            20.1.1  in the case of LND, to its address at:

                    Smith House
                    P O Box 50
                    Elmwood Avenue
                    Feltham
                    Middlesex
                    TW13 7QD
                    Facsimile : 0181 895 7568
                    Attention : Company Secretary

                    with a copy to:

                    Lombard Nat West Commercial Services Limited
                    Alexandra House
                    Lawnswood Park
                    Redvers Close
                    Leeds
                    LS16 6QY
                    Facsimile : 0113 230 6690
                    Attention : Ian Conway;

            20.1.2  in the case of the Agent, to its address at:

                    National Westminster Bank Plc
                    Agency Group
                    5th Floor
                    Juno Court
                    24 Prescott Street
                    London
                    E1 8BB
                    Facsimile : 0171 714 6167
                    Attention : Head of Agency Group;

            20.1.3  in the case of MTT, to its address at:

                    One Fountain Plaza
                    Buffalo
                    NY 14203-1495
                    New York
                    United States of America
                    Facsimile : 001 716 848 7316
                    Attention : Mr R J Kush;

            20.1.4  in the case of the Lender, to its address at:

                    P O Box No. 4641
                    103 Colmore Row
                    Birmingham
                    B3 3NR
                    Facsimile : 0121 234 2504
                    Attention : The Corporate Director; and

            20.1.5  in the case of the Company, to its address at:

                    Victoria Steel Works
                    Bull Lane
                    Moxley
                    Wednesbury
                    West Midlands
                    WS10 8RS
                    Facsimile : 0121 556 9011
                    Attention : Tony Bagshawe

                    with a copy to the Holding Company at:

                    667 Madison Avenue
                    New York
                    New York 10021
                    United States of America
                    Facsimile : 001 212 317 1001
                    Attention : Michael Scharf;


            20.1.6  in the case of Niagara, to its address at:

                    667 Madison Avenue
                    New York
                    New York 10021
                    United States of America
                    Facsimile : 001 212 317 1001
                    Attention : Michael Scharf; or

            20.1.7 to such other address or facsimile number as any of the above parties may from time to time notify to each of the other parties in writing.

      20.2 Every notice sent pursuant to this deed:


            20.2.1 personally, shall be deemed to have been received on delivery;

            20.2.2 by facsimile shall be confirmed by posting first class post, and shall be deemed to have been received three Business Days after posting and not, for the avoidance of doubt, on transmission of the facsimile; and

            20.2.3 by first class post, shall be deemed to have been received three Business Days' after posting.

21.   Assignment
      ----------

      The Lender, the Agent, the Beneficiary and and the Financier agree that if they shall assign their rights under the NWB Lending Documents or the Discounting Documents (as the case may be) to any assignee (the "Assignee") they shall use all reasonable endeavours to procure that the Assignee shall enter into a deed of adherence agreeing to be bound by and to observe the terms of this deed as if the Assignee were the Lender, the Agent, the Beneficiary or the Financier, as the case may be.

22.   Law and Jurisdiction
      --------------------

      22.1 This deed is governed by and shall be construed in accordance with English law.

      22.2 The parties to this deed irrevocably submit to the non-exclusive jurisdiction of the English courts to settle any disputes which may arise out of or in connection with this deed.

IN WITNESS whereof the parties hereto have an executed this deed and have delivered it on the day and year first above written.

                                  SCHEDULE


                            FACILITIES AGREEMENT
                            --------------------


CONTENTS: Schedule 3 - delete 'Eligible Receivables and'

DEFINITIONS: delete 'Account Debtors' and its definition

delete 'Eligible Receivables' and its definition

delete 'Eligible Receivables Limit' and its definition

in 'Eligible Receivables and Eligible Stock Certificate', delete 'Eligible Receivables and' and where mentioned within the definition delete 'Receivables' and its definition

2.2: delete 'or the amount of the Eligible Receivables Limit and/'

4.1.13: delete 'in respect of its Receivables and'

5.3 (i) : delete 'the Eligible Receivables Limit and'

5.4: delete 'Eligible Receivables Limit and the', 'Eligible Receivables and'

5.5: delete 'and the Eligible Receivables Limit', 'Eligible Receivables and'

5.6: delete 'Eligible Receivables Limit and' (twice)

9.1.6 (c) : delete 'Eligible Receivables and', 'containing a list of Receivables detailing the amount of each Receivable, the Account Debtor and date of the invoice (set out on an aged basis) and'

9.1.6 (e) (A) : delete 'and Eligible Receivables'

9.1.12: delete 'and Receivables'

9.2.3 (b) : delete 'Receivables or'

delete subclause 9.2.15(d), and renumber 9.2.15 (e) and (f) as (d) and (e) respectively

9.5: delete 'and Eligible Receivables'

18.3: delete second paragraph

2ND SCHEDULE: (a): delete 'Eligible Receivables for the Accounting Quarter is [AMOUNT]'

3RD SCHEDULE: HEADING: delete 'Eligible Receivables and'

delete RECEIVABLES to (Dx85%) (pound)_____

reletter (F) as (A), (G) as (B), (H) as (C), (I) as (D), (J) as (E)

in new line (D): replace (G - H = I) with (B - C = D)

in new line (E), replace (I x 60%) with (D x 60%)

delete line (K)

reletter (L) as (F), (N) as (G), (O) as (H)

Final paragraph: replace (O) with (H)


                            INTERBANK AGREEMENT
                            -------------------


4.6: delete 'the Eligible Receivables and' (line 3)

      delete 'the Eligible Receivables and' (line 4-5)

      delete 'Eligible Receivables and' (lines 8 and 10)

      delete 'Eligible Receivables Limit and' (penultimate line)

5.5: delete 'the Eligible Receivables Limit or', 'Eligible Receivables and/'

5.6: delete 'Eligible Receivables and', 'the Eligible Receivables Limit and'


FINANCIER

Signed and delivered as a deed      )
on behalf of LOMBARD NATWEST        )
DISCOUNTING LIMITED                 )
by
                                    )

/s/  Ian Conway                     )     /s/  Ian Conway
------------------------------------      ----------------------------
duly appointed Attorney in the            Attorney for Lombard NatWest
presence of this Witness:                 Discounting Limited


Witness' Signature:     /s/  R.D. Hague-Holmes

Witness' Full Names:    Rupert Hague-Holmes

Witness' Address:       115 Colmore Row

                        Birmingham, B3 3AL

Witness' Occupation:    Solicitor


AGENT

Signed and delivered as a deed     )
on behalf of NATIONAL              )
WESTMINSTER BANK PLC               )
(in its capacity as security agent )
for the Beneficiary only) by)

/s/  Gary P. Smith                 )    /s/  Gary P. Smith
----------------------------------      ---------------------------------------
duly appointed Attorney in the          Attorney for National
presence of this Witness:               Westminster Bank Plc (as security agent
                                        for the Beneficiary)


Witness' Signature:     /s/  Robert Ottowil

Witness' Full Names:    Robert Ottowil

Witness' Address:       .............................................

                        London

Witness' Occupation:    Banker

BENEFICIARY
-----------


Signed and delivered as a deed)
on behalf of MANUFACTURERS    )
AND TRADERS TRUST             )
COMPANY                       )
by                            )

/s/  Robert J. Kush           )     /s/  Robert J. Kush, Vice President
-------------------                 -----------------------------------
duly appointed Attorney in the      Officer for Manufacturers and
presence of this Witness:           Traders Trust Company


Witness' Signature:     /s/ Terence A. Greiner

Witness' Full Names:    Terence A. Greiner

Witness' Address:       E. Almherst, NY 14051

Witness' Occupation:    Attorney



LENDER

Signed and delivered as a deed)
on behalf of NATIONAL         )
WESTMINSTER BANK PLC          )
by                            )


/s/  Alun Lewis               )         /s/  Alun Lewis
------------------------------------    -----------------------------
its duly authorised signatory in the    Duly authorised signatory for
presence of this Witness:               National Westminster Bank Plc


Witness' Signature:     /s/  R.D. Hague-Holmes

Witness' Full Names:    Rupert Hague-Holmes

Witness' Address:       115 Colmore Row

                        Birmingham B3 3AL

Witness' Occupation:    Solicitor


COMPANY

Signed and delivered as a deed      )
on behalf of NIAGARA LASALLE        )
(UK) LIMITED                        )
by                                  )


     Anthony John Bagshawe          )     /s/  Anthony John Bagshawe
------------------------------------      ---------------------------------
      Director                            Signature of Director


and


     Raymond Rozanski               )     /s/  Raymond Rozanski
------------------------------------      ---------------------------------
      **Director/Company Secretary        Signature of **Director/
                                          Company Secretary


NIAGARA

Signed and delivered as deed  )
on behalf of NIAGARA          )
CORPORATION by                )


President                     )     /s/  Michael Scharf
------------------------------      -------------------------------
Title                               Signature of Officer

and


Vice President                )     /s/  Raymond Rozanski
------------------------------      -------------------------------
Title                               Signature of Officer



** Delete as applicable